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                                                                     EXHIBIT 1.1

                       SUMMIT PROPERTIES PARTNERSHIP, L.P.

                                 DEBT SECURITIES

                             Underwriting Agreement


                                                            August 7, 1997


J.P. MORGAN SECURITIES INC.
MERRILL LYNCH, PIERCE,
     FENNER & SMITH INCORPORATED
MORGAN STANLEY & CO. INCORPORATED
FIRST UNION CAPITAL MARKETS CORP.
 c/o J.P. Morgan Securities Inc.
 60 Wall Street
 New York, New York 10260

Ladies and Gentlemen:

         Summit Properties Partnership, L.P., a Delaware limited partnership (the "Partnership"), proposes to issue and sell to the underwriters named in
Schedule II hereto (the "Underwriters"), for whom you are acting as representatives (the "Representatives"), the principal amount of its debt securities identified in Schedule I hereto (the "Securities"), to be issued under the indenture specified in Schedule I hereto (the "Indenture") between the Partnership and the Trustee identified in such Schedule (the "Trustee"). If the firm or firms listed in Schedule II hereto include only the firm or firms listed in Schedule I hereto, then the terms "Underwriters" and "Representatives", as used herein, shall each be deemed to refer to such firm or firms.

         The Partnership and Summit Properties Inc., a Maryland corporation and the sole general partner and the principal limited partner of the Partnership (the "Company"), have prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Securities Act"), a registration statement (the file number of which is set forth in Schedule I hereto) on Form S-3, relating to, among other things, certain debt securities (the "Shelf Securities") to be issued from time to time by the Partnership. The Partnership and the Company also have filed with, or propose to file with, the Commission
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pursuant to Rule 424 under the Securities Act a prospectus supplement specifically relating to the Securities. The registration statement as amended to the date of this Agreement is hereinafter referred to as the "Registration Statement" and the related prospectus covering the Shelf Securities in the form first used to confirm sales of the Securities is hereinafter referred to as the "Basic Prospectus". The Basic Prospectus as supplemented by the prospectus supplement specifically relating to the Securities in the form first used to confirm sales of the Securities is hereinafter referred to as the "Prospectus". Any reference in this Agreement to the Registration Statement, the Basic Prospectus, any preliminary form of Prospectus (a "preliminary prospectus") previously filed with the Commission pursuant to Rule 424 or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act which were filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Exchange Act") on or before the date of this Agreement or the date of the Basic Prospectus, any preliminary prospectus or the Prospectus, as the case may be; and any reference to "amend", "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, any preliminary prospectus or the Prospectus shall be deemed to refer to and include any documents filed under the Exchange Act after the date of this Agreement, or the date of the Basic Prospectus, any preliminary prospectus or the Prospectus, as the case may be, which are deemed to be incorporated by reference therein. For purposes of this Agreement, each of the Partnership, Summit Management Company, a Maryland corporation (the "Management Company"), Summit Apartment Builders, Inc., a Florida corporation (the "Building Company") and any other subsidiaries (within the meaning of Regulation S-X under the Securities Act) of the Company is deemed a "Subsidiary" of the Company.

         The Partnership hereby agrees with the Underwriters as follows:

         1. The Partnership agrees to issue and sell the Securities to the several Underwriters as hereinafter provided, and each Underwriter, on the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase, severally and not jointly, from the Partnership the respective principal amount of Securities set forth opposite such Underwriter's name in Schedule II hereto at the purchase price set forth in Schedule I hereto plus accrued interest, if any, from the date specified in Schedule I hereto to the date of payment and delivery.

         2.   The Partnership understands that the several Underwriters intend
(i) to make a public offering of their respective portions of the Securities and
(ii) initially to offer the Securities upon the terms set forth in the Prospectus.

         3. Payment for the Securities shall be made by wire transfer in immediately available funds to the account specified by the Partnership to the Representatives, no later than noon the


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Business Day (as defined below) prior to the Closing Date (as defined below), on the date and at the time and place set forth in Schedule I hereto (or at such other time and place on the same or such other date, not later than the fifth Business Day (as defined below) thereafter, as you and the Partnership may agree in writing). As used herein, the term "Business Day" means any day other than a day on which banks are permitted or required to be closed in New York City. The time and date of such payment and delivery with respect to the Securities are referred to herein as the "Closing Date".

         Payment for the Securities shall be made against delivery to the nominee of The Depository Trust Company for the respective accounts of the several Underwriters of the Securities of one or more global notes (the "Global Note") representing the Securities, with any transfer taxes payable in connection with the transfer to the Underwriters of the Securities duly paid by the Company. The Global Note will be made available for inspection by the Representatives at the office of J.P. Morgan Securities Inc. at the address set forth above not later than 1:00 P.M., New York City time, on the Business Day prior to the Closing Date.

         4. The Partnership and the Company each jointly and severally represents and warrants to each Underwriter that:

              (a) the Registration Statement has been declared effective by the Commission under the Securities Act; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Partnership and/or the Company, threatened by the Commission; and the Registration Statement and Prospectus (as amended or supplemented if the Partnership and/or the Company shall have furnished any amendments or supplements thereto) comply, or will comply, as the case may be, in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Trust Indenture Act"), and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the date of the Prospectus and any amendment or supplement thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Prospectus, as amended or supplemented at the Closing Date, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the


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         statements therein, in light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the foregoing representations and warranties shall not apply to (i) that part of the Registration Statement which constitutes the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee, and (ii) statements or omissions in the Registration Statement or the Prospectus made in reliance upon and in conformity with information relating to any Underwriter furnished to the Partnership and/or the Company in writing by such Underwriter through the Representatives expressly for use therein;

              (b) the documents incorporated by reference in the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

              (c) the accountants who certified the financial statements and supporting schedules included or incorporated by reference in the Registration Statement and the Prospectus are independent public accountants as required by the Securities Act, and there have been no disagreements with any accountants or "reportable events" (as defined in Item 304 of Regulation S-K promulgated by the Commission) required to be disclosed in the Prospectus or elsewhere pursuant to such Item 304;

              (d) the historical financial statements of the Company and the Partnership included or incorporated by reference in the Registration Statement and the Prospectus present fairly the financial position of the Company and its consolidated Subsidiaries taken as a whole as of the dates indicated and the results of operations for the periods specified; except as otherwise stated in the Registration Statement and the Prospectus, said financial statements have been prepared in conformity with generally accepted accounting principles applied (except, in the case of interim financial results, for the notes thereto and ordinary year-end adjustments) on a consistent basis and comply with the


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         applicable accounting requirements of the Securities Act (including, without limitation, Rule 3-14 and Rule 3-15 of Regulation S-X promulgated by the Commission), and all adjustments necessary for a fair presentation of the results for such periods have been made; the supporting schedules included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information required to be stated therein; and the selected financial data (both historical and, if any, pro forma) included or incorpo-rated by reference in the Registration Statement and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with the related financial statements presented therein;

              (e) the historical summaries of revenue and certain operating expenses included or incorporated by reference in the Registration Statement and the Prospectus present fairly the revenue and those operating expenses included in such summaries of the properties related thereto for the periods specified in conformity with generally accepted accounting principles; the pro forma consolidated financial statements included or incorporated by reference in the Registration Statement and the Prospectus; if any, present fairly the pro forma financial position of the Company and its Subsidiaries taken as a whole as of the dates indicated and the results of operations for the periods specified; and any such pro forma financial statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with the audited financial statements of the Company and its Subsidiaries included or incorporated by reference in the Registration Statement and the Prospectus; the assumptions on which such pro forma financial statements have been prepared were, when such pro forma financial statements were prepared, reasonable and are summarized in the notes thereto, and any such pro forma financial statements have been prepared, and the pro forma adjustments set forth therein have been applied, in accordance with the applicable accounting requirements of the Securities Act (including, without limitation, Regulation S-X promulgated by the Commission), and any such pro forma adjustments have been properly applied to the historical amounts in the compilation of such statements;

              (f) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business affairs, business prospects


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         or operations of the Company and its Subsidiaries taken as a whole from that set forth in the Prospectus;

              (g) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (1) neither the Company nor its Subsidiaries have incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (2) neither the Company nor its Subsidiaries have purchased any of the Company's outstanding Common Stock, $.01 par value (the "Common Stock"), nor declared, paid or otherwise made any dividend or distribution of any kind on the Company's Common Stock other than ordinary and customary dividends; and (3) there has not been any material change in the capital, Common Stock, short-term debt or long-term debt of either the Company or its Subsidiaries, except in each case as described in or contemplated by the Prospectus;

              (h) the Partnership has been duly formed and is validly existing as a partnership in good standing under the laws of the State of Delaware, has the partnership power and authority to own its property and any property proposed to be acquired by it and referred to in the Prospectus, and conduct its business as described in the Prospectus and is duly qualified to transact such business, and is in good standing under the laws of each other jurisdiction in which the conduct of its business or its ownership, management or leasing of property requires such qualification except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its Subsidiaries taken as a whole, each of which jurisdiction is listed on Schedule III attached hereto;

              (i) the Agreement of Limited Partnership of the Partnership (the "Agreement of Limited Partnership") has been duly and validly authorized, executed and delivered by the Company, including in its capacity as sole general partner of the Partnership, and is a valid and binding agreement of the Company, including the Company in its capacity as sole general partner of the Partnership, enforceable against the Company in accordance with its terms;

              (j) each of the Company, the Management Company and the Building Company has been duly incorporated and is validly existing as a corporation under the laws of its jurisdiction of incorporation, with corporate power and authority to own its


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         property and to conduct its business as described in the Prospectus, and is duly qualified to transact such business and is in good standing under the laws of each jurisdiction in which the conduct of its business or its ownership, management or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its Subsidiaries taken as a whole, each of which jurisdiction is listed on Schedule III attached hereto; the Partnership and the Company have the partnership and corporate power to enter into and perform their obligations under this Agreement; and, except as otherwise stated in the Prospectus, all of the issued and outstanding capital stock or other ownership interests in the Management Company and the Building Company have been validly issued and, in the case of the Management Company, are owned by the Partnership and by William F. Paulsen and, in the case of the Building Company, by the Management Company, in each case, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except for security interests granted in respect of indebted-ness of the Company or any of its subsidiaries and described in the Prospectus;

              (k) except as disclosed in the Registration Statement, the Company has no material subsidiaries;

              (l) each of the partnership and joint venture agreements to which the Company and any of its Subsidiaries is a party, and which relates to real property, has been duly authorized, executed and delivered on the part of the Company and any of such Subsidiaries by any of them that is a party thereto and constitutes the valid agreement thereof, enforceable in accordance with its terms, except as limited by
         (a) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors or (b) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; and the execution, delivery and performance of any of such agreements by the Company and any of its Subsidiaries, as applicable, did not, at the time of execution and delivery, and does not constitute a breach of, or default under, the charter, by-laws, agreement of limited partnership (or other organizational documents) of such party of any material contract, lease or other instrument to which such party is a party or by which its properties may be bound or any law, administrative regulation or administrative or court decree;


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              (m)     the authorized capital stock conforms as to legal matters
         to the description thereof contained in the Prospectus;

              (n) the Securities have been duly authorized, and, when issued, authenticated and delivered pursuant to this Agreement and the Indenture, will have been duly and validly executed, authenticated, issued and delivered and will constitute valid and binding obligations of the Partnership entitled to the benefits provided by the Indenture and enforceable against the Partnership in accordance with their terms except that the enforceability thereof may be limited by or subject to
         (a) bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other similar laws now or hereafter existing which affect the rights and remedies of creditors generally and (b) equitable principles of general applicability; the Indenture has been duly authorized and upon effectiveness of the Registration Statement will have been duly qualified under the Trust Indenture Act and, when executed and delivered by the Partnership and the Trustee, the Indenture will constitute a valid and binding obligation of the Partnership, enforceable against the Partnership in accordance with its terms except that the enforceability thereof may be limited by or subject to (a) bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other similar laws now or hereafter existing which affect the rights and remedies of creditors generally and (b) equitable principles of general applicability; and the Securities and the Indenture will conform to the descriptions thereof in the Prospectus;

              (o) neither the Company nor any of its Subsidiaries is, or with the giving of notice or lapse of time or both would be, in violation of or in default under, the Articles of Incorporation or by-laws of the Company or the Agreement of Limited Partnership of the Partnership or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them or any of their respective properties is bound, except for violations and defaults which individually and in the aggregate are not material to the Com-pany and its Subsidiaries taken as a whole or to the holders of the Securities; the issue and sale of the Securities and the performance by the Partnership of all its obligations under the Securities and the Indenture and the performance by each of the Partnership and the Company of all their respective obligations under this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture,


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         mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, except for such conflicts, breaches or defaults which individually or in the aggregate would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its Subsidiaries taken as a whole; nor will any such action result in any violation of the provisions of the Articles of Incorporation or the by-laws of the Company or the Agreement of Limited Partnership of the Partnership or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, its Subsidiaries or any of their respective properties; and no consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities by the Partnership or the consummation of the transactions contemplated by the Indenture by the Partnership or this Agreement by the Partnership and the Company, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications (i) as have been obtained under the Securities Act or the Trust Indenture Act, (ii) as may be required under state securities or Blue Sky Laws in connection with the purchase and distribution of the Securities by the Underwriters or (iii) the failure of which to obtain would not individually or in the aggregate have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its Subsidiaries taken as a whole;

              (p) with respect to all tax periods since the Company's first taxable year ended December 31, 1994, the Company has met the requirements for qualification as a real estate investment trust ("REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), and the Company's present and contemplated operations, assets and income continue to meet such requirements;

              (q) none of the Partnership, the Company, the Management Company or the Building Company is and, after giving effect to the offering and sale of the Securities, will be an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");


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              (r)     there are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any Subsidiary of the Company is a party or to which any of their properties or the Communities (as that term is defined in the Prospectus) is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required and all such contracts required to be filed as exhibits to the Registration Statement are set forth in Schedule IV attached hereto;

              (s) the Company and its Subsidiaries own or possess any trademarks, service marks, trade names or copyrights (collectively, the "Intellectual Property") required in order to conduct their respective businesses as described in the Prospectus, other than those which the failure to possess or own would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its Subsidiaries taken as a whole;

              (t) the Company and each Subsidiary has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to obtain or file would not have a material adverse effect on the Company and its subsidiaries taken as a whole;

              (u) the Company has full right, power and authority to enter into this Agreement and this Agreement has been duly authorized, executed and delivered by the Company;

              (v) the Partnership has full right, power and authority to enter into this Agreement and this Agreement has been duly authorized, executed and delivered by the Partnership;

              (w) (i) the Company and its Subsidiaries have good and marketable title in fee simple to all of the Communities described in the Prospectus as owned by them in fee


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         simple, free and clear of all liens, in each case except such as are described in the Prospectus or such as do not materially affect the value of such Community and do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and by its Subsidiaries;
         (ii) the construction, management and operation of the buildings, fixtures and other improvements located on the Communities as currently conducted or existing are not in violation of any applicable building code, zoning ordinance or other law or regulation except where such violation of any applicable building code, zoning ordinance or other law or regulation would not, singly or in the aggregate, have a material adverse effect on the Company and its Subsidiaries taken as a whole, (iii) neither the Company, the Partnership nor the Management Company has received notice of any proposed material special assessment or any proposed material change in any property tax, zoning or land use laws or availability of water for irrigation affecting all or any portion of the Communities; (iv) neither the Company nor the Partnership is aware of any material delay with respect to the construction of Communities referred to in the Prospectus as under con-struction, or any material increase in the estimated cost of such construction, or any other matter materially detrimental to the construction, or any factor which may, through passage of time or otherwise, give rise to such delay, cost increase or detriment; (v) there do not exist any material violations of any declaration of covenants, conditions and restriction (the "CC&R's") with respect to any of the Communities, nor to the Company's knowledge is there any existing state of facts or circumstances or condition or event which could, with the giving of notice or passage of time, or both, constitute such a violation; and (vi) the improvements comprising any portion of the Communities (the "Improvements") are free of any and all material physical, mechanical, structural, design and construction defects and the mechanical, electrical and utility systems servicing the Improvements (including, without limitation, all water, electric, sewer, plumbing, heating, ventilation, gas and air conditioning) are in good condition and proper working order and are free of material defects;

              (x) immediately after any sale of Securities by the Partnership hereunder, the aggregate amount of Securities which have been issued and sold by the Partnership hereunder and of any securities of the Partnership (other than the Securities) that shall have been issued and sold pursuant to the Registration Statement will not exceed the amount of securities registered under the Registration Statement;


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              (y)     no relationship, direct or indirect, exists between or
         among the Company or any of its Subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its Subsidiaries on the other hand, which is required by the Securities Act to be described in the Registration Statement and the Prospectus which is not so described;

              (z) the Company and its Subsidiaries have filed all federal, state, local and foreign tax returns which have been required to be filed and have paid all taxes shown thereon and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith; and, except as disclosed in the Registration Statement and the Prospectus, there is no tax deficiency which has been or might reasonably be expected to be asserted or threatened against the Company or any Subsidiary;

              (aa) there are no existing or, to the best knowledge of the Partnership and/or the Company, threatened labor disputes with the employees of the Company or any of its Subsidiaries which are likely to have a material adverse effect on the Company and its Subsidiaries taken as a whole;

              (bb) the Partnership has an ALTA Extended Coverage Owner's Policy of Title Insurance on all of the Communities and such title insurance is in full force and effect;

              (cc) the Company and each Subsidiary (i) is in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) has received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its Subsidiaries, taken as a whole;


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
              (dd) there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) that would, singly or in the aggregate, have a material adverse effect on the Company and its Subsidiaries taken as a whole;

              (ee) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA") that is maintained, administered or contributed to by the Partnership, the Company or any of its affiliates for employees or former employees of the Partnership, the Company and its affiliates has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code. No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption. For each such plan which is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA no "accumulated funding deficiency" as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeded the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions;

              (ff) the assets of the Partnership do not constitute "plan assets" under ERISA;

              (gg) the Company and its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged; neither the Company nor any Subsidiary has been refused any insurance coverage sought or applied for, and neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and its Subsidiaries taken as a whole, except as described in or contemplated by the Prospectus;

              (hh) the mortgages and deeds of trust encumbering the Communities are not cross-defaulted or cross-collateralized with any other property not owned directly or indirectly by the Company or its Subsidiaries; and

              (ii) any certificate signed by any officer of the Company in such capacity or as general partner of the Partnership and delivered to you or to counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company or the Partnership, as the case may be, to each Underwriter participating in such offering as to the matters covered thereby on the date of such certificate.

         5. Each of the Partnership and the Company covenants and agrees with each of the several Underwriters as follows:

              (a) to file the Prospectus in a form approved by you pursuant to Rule 424 under the Securities Act not later than the Commission's close of business on the second Business Day following the date of determination of the offering price of the Securities or, if applicable, such earlier time as may be required by Rule 424(b);

              (b) to furnish to each Representative and counsel for the Underwriters, at the expense of the Partnership, a conformed copy of the Registration Statement (as originally filed) and each amendment thereto, in each case including exhibits and documents incorporated by reference therein and, during the period mentioned in paragraph (e) below, to furnish each of the Underwriters as many copies of the Prospectus (including all amendments and supplements thereto) and documents incorporated by reference therein as you may reasonably request;

              (c) from the date hereof and prior to the Closing Date, to furnish to you a copy of any proposed amendment or supplement to the Registration Statement or the Prospectus, for your review, and not to file any such proposed amendment or supplement to which you reasonably object;

              (d) to file promptly all reports and any definitive proxy or information statements required to be filed by the Partnership and/or the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities, and during such same period, to advise you promptly, and to confirm such advice in writing, (i) when any amendment to the Registration Statement shall have become effective, (ii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for any additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for that purpose, and (iv) of the receipt by the Partnership and/or the Company of any notification with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and to use its best efforts to prevent the issuance of any such stop order or notification and, if issued, to obtain as soon as possible the withdrawal thereof;

              (e) if, during such period after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare and furnish, at the expense of the Partnership and the Company, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Partnership and the Company) to which Securities may have been sold by you on behalf of the Underwriters and to any other dealers upon request, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law;

              (f) to endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request and to continue such qualification in effect so long as reasonably required for distribution of the Securities; PROVIDED that the Partnership and the Company shall not be required to file a general consent to service of process in any jurisdiction;

              (g) to make generally available to its security holders and to you as soon as practicable an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Partnership and the Company occurring after the "effective date" (as defined in Rule 158) of the Registration Statement;

              (h) so long as the Securities are outstanding, to furnish to you copies of all reports or other communications (financial or other) furnished to holders of Securities, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange;

              (i) during the period beginning on the date hereof and continuing to and including the Business Day following the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities of or guaranteed by the Partnership and/or the Company which are substantially similar to the Securities;

              (j) to use the net proceeds received by the Partnership from the sale of the Securities pursuant to this Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds";

              (k) whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limiting the generality of the foregoing, all costs and expenses (i) incident to the preparation, issuance, execution, authentication and delivery of the Securities, including any expenses of the Trustee, (ii) incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Prospectus and any preliminary prospectus (including in each case all exhibits, amendments and supplements thereto), (iii) incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Underwriters may designate (including fees of counsel for the Underwriters and their disbursements), (iv) related to any filing with National Association of Securities Dealers, Inc., (v) in connection with the printing (including word processing and duplication costs) and delivery of this Agreement, the Indenture, the Preliminary and Supplemental Blue Sky

         Memoranda and any Legal Investment Survey and the furnishing to Underwriters and dealers of copies of the Registration Statement and the Prospectus, including mailing and shipping, as herein provided,
         (vi) payable to rating agencies in connection with the rating of the Securities, (vii) any expenses incurred by the Partnership and the Company in connection with a "road show" presentation to potential investors and (viii) the cost and charges of any transfer agent.

         6. The several obligations of the Underwriters hereunder shall be subject to the following conditions:

              (a) the representations and warranties of the Partnership and the Company contained herein are true and correct on and as of the Closing Date as if made on and as of the Closing Date and the Partnership and the Company shall have complied with all agreements and all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date;

              (b) the Prospectus shall have been filed with the Commission pursuant to Rule 424 within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act; no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your satisfaction;

              (c) subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any downgrading, nor shall any notice have been given of (i) any downgrading, (ii) any intended or potential downgrading or (ii) any review or possible change that does not indicate an improvement, in the rating accorded any securities of or guaranteed by the Company and/or the Partnership by any "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 436(g)(2) under the Securities Act;

              (d) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its Subsidiaries or any material adverse change, or any development involving a material adverse change, in or affecting the general affairs, business, pros-pects, management, financial position, stockholders' equity or results of operations of the Company and its Subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus, the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus; and neither the Company nor any of its Subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order to decree, otherwise than as set forth or contemplated in the Prospectus;

              (e) the Representatives shall have received on and as of the Closing Date a certificate of an executive officer of the Company, with specific knowledge about the Partnership's and the Company's financial matters, satisfactory to you to the effect set forth in subsections (a) through (c) (with respect to the respective representations, warran-ties, agreements and conditions of the Partnership and the Company) of this Section and to the further effect that there has not occurred any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of the Company and its Subsidiaries taken as a whole from that set forth or contemplated in the Registration Statement.

              (f) Goodwin, Procter & Hoar LLP, counsel for the Company and the Subsidiaries, shall have furnished to you their written opinion, dated the Closing Date, in form and substance satisfactory to you, to the effect that:

                      (i) the Partnership has been duly formed and is validly existing as a partnership in good standing under the laws of the State of Delaware, has the partnership power and authority to own its property and any property proposed to be acquired by it and referred to in the Prospectus and is duly qualified to transact such business and is in good standing in each jurisdiction listed on Schedule III attached hereto and, to the knowledge of the attorneys listed on Schedule V which are all of the attorneys at Goodwin, Procter & Hoar LLP who are currently working on matters for the Company or any of its Subsidiaries, without independ-ent investigation, is duly qualified to transact such business and is in good standing under the laws of each other jurisdiction in which the conduct of its business or its ownership, management or leasing of property requires such qualification except to the extent that the failure to be so qualified or be in good standing in each such jurisdiction would not have a material adverse effect on the Company and its Subsidiaries taken as a whole;

                      (ii) each of the Company, the Management Company and the Building Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact such business and is in good standing in each jurisdiction listed on
              Schedule III attached hereto and, to the knowledge of the attorneys listed on Schedule V which are all of the attorneys at Goodwin, Procter & Hoar LLP who are currently working on matters for the Company or any of its Subsidiaries, without independent investigation, is duly qualified to transact such business and is in good standing under the laws of each other jurisdiction in which the conduct of its business or its ownership, management or leasing of property requires such qualification except to the extent that the failure to be so qualified or be in good standing in each such jurisdiction would not have a material adverse effect on the Company and its Subsidiaries taken as a whole;

                      (iii) based solely on such counsel's review of the Agreement of Limited Partnership and a report of a reputable commercial search firm of the Uniform Commercial Code records of the financing statements on file in the office of the Secretary of State of the State of North Carolina, being the state in which the Company's chief executive office is located and in the office of the Mecklenburg County Recorder, the county in which such office is located, the interests in the Partnership owned by the Company are validly issued and owned, directly or indirectly, by the Company, free and clear of any perfected security interest, or to such counsel's knowledge, any other mortgage, pledge, lien, encumbrance, claim or security interest of any kind;

                      (iv) this Agreement has been duly authorized, executed and delivered by the Company;

                      (v) this Agreement has been duly authorized, executed and delivered by the Partnership;

                      (vi) the Securities have been duly authorized, executed and delivered by the Partnership and, when duly authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will constitute valid and binding obligations of the Partnership entitled to the benefits provided by the Indenture and the Securities will be enforceable against the Partnership in accordance with their terms, except that the enforceability thereof may be limited by or subject to (a) bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other similar laws now or hereafter existing which affect the rights and remedies of creditors generally and (b) equitable principles of general applicability. The Indenture conforms in all material respects to all statements and descriptions related thereto in the Prospectus. The terms of the Securities conform in all material respects to all statements and descriptions related thereto in the Prospectus;

                      (vii) the Indenture has been duly authorized, executed and delivered by the Partnership and constitutes a valid and binding instrument of the Partnership enforceable in accordance with its terms, except that the enforceability thereof may be limited by or subject to (a) bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other similar laws now or hereafter existing which affect the rights and remedies of creditors generally and (b) equitable principles of general applicability; and the Indenture has been duly qualified under the Trust Indenture Act;

                      (viii) the execution and delivery of the Indenture by the Partnership and this Agreement by each of the Company and the Partnership, and the performance by the Partnership of its obligations under the Indenture and by each of the Company and the Partnership of its obligations under this Agreement, will not
              (a) contravene (i) any provision of Applicable Law or, to the knowledge of the attorneys listed on Schedule V which are all of the attorneys at Goodwin, Procter

              & Hoar LLP who are currently working on matters for the Company or any of its Subsidiaries, without independent investigation, any provision of applicable law or statute or any order, rule or regulation of any court or governmental agency, body or court having jurisdiction over the Company, its Subsidiaries or any of their respective properties except for such contraventions of any such provision of applicable law or statute or any such order, rule or regulation of any court or governmental agency, body or court having jurisdiction over the Company, its Subsidiaries or any of their respective properties which individually or in the aggregate would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its Subsidiaries taken as a whole (a "Material Adverse Effect") or (ii) the Articles of Incorporation or by-laws of the Company or the Agreement of Limited Partnership or, (b) to such counsel's knowledge after due inquiry, (i) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any agreement or other instrument identified on
              Schedule IV attached hereto or, to the knowledge of the attorneys listed on Schedule V which are all of the attorneys at Goodwin, Procter & Hoar LLP who are currently working on matters for the Company or its Subsidiaries, without independent investigation, any agreement or other instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject except for such conflicts, breaches or defaults with respect to any such un-scheduled agreements or instruments which individually or in the aggregate would not have a Material Adverse Effect; provided that such counsel need not opine as to whether the execution and delivery of the Indenture by the Partnership and this Agreement by each of the Company and the Partnership, and the performance by the Partnership of its obligations under the Indenture and by each of the Company and the Partnership of its obligations under this Agreement will constitute a violation of or a default under any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial ratios or tests or any aspect of the financial condition or results of operations of the Company or the Partnership, or (ii) contravene, violate or conflict with, any judgment, order or decree, known to such counsel, of any Governmental Authority or, to the knowledge of the attorneys listed on Schedule V which are all of the attorneys at Goodwin, Procter & Hoar LLP who are currently working on matters for the Company or any of its Subsidiaries, without independent investigation, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Subsidiary except for such contraventions, violations or conflicts with any such judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Subsidiary which individually or in the aggregate would not have a Material Adverse Effect; and no consent, approval, authorization or order of, or qualification or registration with, any Governmental Authority or, to the knowledge of the attorneys listed on Schedule V which are all of the attorneys at Goodwin, Procter & Hoar LLP who are currently working on matters for the Company or any of its Subsidiaries, without independent investigation, any court or governmental body or agency except such consents, approvals, authorizations or orders of, or qualifications or registrations with any such court or governmental body or agency the failure of which to obtain would not individually or in the aggregate have a Material Adverse Effect, is required for the issue and sale of the Securities or the performance by each of the Company and the Partnership of its obligations under this Agreement or by the Partnership of its obligations under the Indenture, except, in each case, such as have been obtained under the Securities Act and the Trust Indenture Act and as may be required by the securities or Blue Sky laws of the various states or the By-laws or Corporate Financing Rule of the NASD in connection with the offer and sale of the Securities;

                              (a) "Governmental Approval" means any consent,
              approval, order or decree, license, authorization or validation of, or filing with, any Governmental Authority pursuant to Applicable Laws, (b) "Governmental Authority" shall mean any United States or Commonwealth of Massachusetts court or legislative, judicial, administrative or regulatory body or agency and (c) "Applicable Laws" means the Maryland General Corporation Law and those laws, statutes, rules and regulations of the United States of America and the Commonwealth of Massachusetts that, in such counsel's experience, are normally applicable to transactions of the type contemplated by this Agreement; provided, that such counsel need express no opinion as to (x) the "blue sky" or state securities or real estate syndication laws of any jurisdiction or
              (y) municipal laws or the laws of any agencies within any state.

                      (ix) each of the Company and its Subsidiaries owns, possesses or has obtained all Governmental Approvals and has made all declarations and filings with all Governmental Authorities and, to the knowledge of the attorneys listed on Schedule V which are all of the attorneys at Goodwin, Procter & Hoar LLP who are currently working on matters for the Company or any of its Subsidiaries, without independent investigation, each of the Company and its Subsidiaries owns, possesses or has obtained all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals except for such licenses, permits, certificates, consents, orders, approvals and other authorizations from, and declarations and filings with, all such federal, state, local and other governmental authorities, all such self-regulatory organizations and all such courts and other tribunals the failure of which to own, possess or obtain, and make, as specified above, would not individually or in the aggregate have a Material Adverse Effect, in each case, necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as conducted as of the date hereof, and neither the Company nor any such Subsidiary has received any actual notice of any proceeding relating to revocation or modification of any Governmental Ap-proval or, to the knowledge of the attorneys listed on Schedule V which are all of the attorneys at Goodwin, Procter & Hoar LLP who are currently working on matters for the Company or any of its Subsidiaries, without independent investigation, any license, permit, certificate, consent, order, approval or other authori-zation except for such revocations or modifications of any such licenses, permits, certificates, consents, orders, approvals or other authorizations which individually or in the aggregate would not have a Material Adverse Effect, in each case, except as described in the Registration Statement and the Prospectus; and each of the Company and its Subsidiaries is in compliance with all Applicable Laws and, to the knowledge of the attorneys listed on
              Schedule V which are all of the attorneys at Goodwin, Procter & Hoar LLP who are currently working on matters for the Company or any of its Subsidiaries, without independent investigation, all laws and regulations except to the extent that the failure to so comply with all such laws and regulations would not have a Material Adverse Effect, in each case, relating to the conduct of its business as conducted as of the date of the Prospectus;

                      (x) each document incorporated by reference in the Registration Statement and the Prospectus as amended or supplemented (other than the financial statements and related schedules therein and other financial and statistical data included or incorporated therein, as to which such counsel need express no opinion) complied as to form when filed with the Commission in all material respects with the Exchange Act, and the rules and regulations of the Commission thereunder, and that the Registration Statement and the Prospectus and any amendments and supplements thereto (except for the financial statements and related schedules therein and other financial and statistical data included or incorporated therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act;

                      (xi) the Registration Statement is effective under the Securities Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and to such counsel's knowledge based solely on a telephone conversation with the staff of the Commission, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings therefor have been initiated or threatened by the Commission;

                      (xii) none of the Company, the Partnership, the Management Company, or the Building Company is an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

                      (xiii) based, in part, on representations from the Company relating to its asset composition, source of income, shareholder diversification, distributions, record keeping and other requirements and assumptions relating to the Company's continued compliance with such representations, for its taxable years ended December 31, 1994, through December 31, 1996, the Company has been organized in conformity with the requirements for qualification as a "real estate investment trust" under the Code and its method of operation has enabled it to and will enable it to continue to meet the requirements for qualification and taxation as a real estate investment trust under the Code;

                      (xiv) the statements set forth in the Prospectus under the caption "Federal Income Tax Considerations" insofar as such statements constitute summaries of the legal matters referred to therein, are accurate in all material respects; and

                      (xv) the statements set forth in the Prospectus under the captions "Description of Debt Securities", "Description of Common Stock", "Description of Preferred Stock", and "Restrictions on Transfer of Capital Stock", in each case insofar as such statements constitute summaries of the legal matters or documents referred to therein, fairly present the information called for with respect to such legal matters and documents and fairly summarize the matters referred to therein.

                      Such counsel shall also include a statement in such opinion to the following effect: we have participated in conferences with officers and other representatives of the Company and the Partnership, counsel for the Company and the Partnership, represen-tatives of the independent accountants of the Company and the Partnership and you at which the contents of the Registration Statement and related matters were discussed and on the basis of the foregoing:

                              (i) No facts have come to such counsel's
                      attention which cause it to believe that the Registration Statement (excluding the financial statements and schedules and other financial and statistical data included or incorporated therein, as to which such counsel need express no belief), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and

                              (ii) No facts have come to such counsel's
                      attention which cause it to believe that the Prospectus (excluding the financial statements and schedules and other financial and statistical data included or incorporated therein, as to which such counsel need express no belief), as of its date and the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

              (g) The favorable opinion, dated as of Closing Time, of Kennedy Covington Lobdell & Hickman, special counsel for the Company and the Subsidiaries, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

                      (i) the Partnership is duly qualified to transact such business and is in good standing in each jurisdiction listed on Schedule III attached hereto and, to the knowledge of the attorneys listed on Schedule VI which are all of the attorneys at Kennedy Covington Lobdell & Hickman who are currently working on matters for the Company or its Subsidiaries, without independent investigation, is duly qualified to transact such business and is in good standing under the laws of each other jurisdiction in which the conduct of its business or its ownership, management or leasing of property requires such qualification except to the extent that the failure to be so qualified or be in good standing in each such jurisdiction would not have a material adverse effect on the Company and its Subsidiaries taken as a whole;

                      (ii) each of the Company, the Management Company and the Building Company is duly qualified to transact such business and is in good standing in each jurisdiction listed on Schedule III attached hereto and, to the knowledge of the attorneys listed on Schedule VI which are all of the attorneys at Kennedy Covington Lobdell & Hickman who are currently working on matters for the Company or its Subsidiaries, without independent investigation, is duly qualified to transact such business and is in good standing under the laws of each other jurisdiction in which the conduct of its business or its ownership, management or leasing of property requires such qualification except to the extent that the failure to be so qualified or be in good standing in each such jurisdiction would not have a material adverse effect on the Company and its Subsidiaries taken as a whole;

                      (iii) the execution and delivery of the Indenture by the Partnership and this Agreement by each of the Company and the Partnership, and the performance by the Partnership of its obligations under the Indenture and by each of the Company and the Partnership of its obligations under this Agreement, will not
              (a) contravene (i) any provision of Applicable Law or, to the knowledge of the attorneys listed on Schedule VI which are all of the attorneys at Kennedy Covington Lobdell & Hickman who are currently working on matters for the

              Company or its Subsidiaries, without independent investigation, any provision of applicable law or statute or any order, rule or regulation of any court or governmental agency, body or court having jurisdiction over the Company, its Subsidiaries or any of their respective properties, except for such contraventions of any such provision of applicable law or statute or any such order, rule or regulation of any court or governmental agency, body or court having jurisdiction over the Company, its Subsidiaries or any of their respective properties which individually or in the aggregate would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its Subsidiaries taken as a whole (a "Material Adverse Effect") or (ii) the Articles of Incorporation or by-laws of the Company or the Agreement of Limited Partnership or, (b) to such counsel's knowledge after due inquiry, (i) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any agreement or other instrument identified on
              Schedule IV attached hereto or, to the knowledge of the attorneys listed on Schedule VI which are all of the attorneys at Kennedy Covington Lobdell & Hickman who are currently working on matters for the Company or its Subsidiaries, without independent investigation, any agreement or other instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject except for such conflicts, breaches or defaults with respect to any such unscheduled agreements or instruments which individually or in the aggregate would not have a Material Adverse Effect; provided that such counsel need not opine as to whether the execution and delivery of the Indenture by the Partnership and this Agreement by each of the Company and the Partnership, and the performance by the Partnership of its obligations under the Indenture and by each of the Company and the Partnership of its obligations under this Agreement will constitute a violation of or a default under any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial ratios or tests or any aspect of the financial condition or results of operations of the Company or the Partnership, or
              (ii) contravene, violate or conflict with, any judgment, order or decree, known to such counsel, of any Governmental Authority or, to the knowledge of the attorneys listed on Schedule VI which are all of the attorneys at Kennedy Covington Lobdell & Hickman who are currently working on matters for the Company or its Subsidiar-ies, without independent investigation, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Subsidiary except for such contraventions, violations or conflicts with any such judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Subsidiary which individually or in the aggregate would not have a Material Adverse Effect;

                              (a) "Governmental Approval" means any consent,
              approval, order or decree, license, authorization or validation of, or filing with, any Governmental Authority pursuant to Applicable Laws, (b) "Governmental Authority" shall mean any United States or State of North Carolina court or legislative, judicial, administrative or regulatory body or agency and (c) "Applicable Laws" means the Maryland General Corporation Law and those laws, statutes, rules and regulations of the United States of America and the State of North Carolina that, in such counsel's experience, are normally applicable to transactions of the type contemplated by this Agreement; provided, that such counsel need express no opinion as to (x) the "blue sky" or state securities or real estate syndication laws of any jurisdiction or (y) municipal laws or the laws of any agencies within any state.

                      (iv) To their knowledge after due inquiry, there are no legal or governmental proceedings pending or threatened to which the Company or any Subsidiary or any Affiliate of the Company is a party or to which any of their properties or the Communities is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement that are not described or filed as required;

                      (v) The Company and each Subsidiary has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to obtain or file would not have a Material Adverse Effect; and neither the Company nor any such Subsidiary has received any actual notice of any proceed-ing relating to revocation or modification of any Governmental Approval or, to the knowledge of the attorneys listed on Schedule VI which are all of the attorneys at Kennedy Covington Lobdell & Hickman who are currently working on matters for the Company or its Subsidiaries, without independent investigation, any such license, permit, certificate, consent, order, approval or other authorization except for such revocations or modifications of any such licenses, permits, certificates, consents, orders, approvals or other authorizations which individually or in the aggregate would not have a Material Adverse Effect, in each case, except as described in the Registration Statement and the Prospectus; and each of the Company or its Subsidiaries is in compliance with all Applicable Laws and, to the knowledge of the attorneys listed on
              Schedule VI which are all of the attorneys at Kennedy Covington Lobdell & Hickman who are currently working on matters for the Company or its Subsidiaries, without independent investigation, all laws and regulations except to the extent that failure to so comply with all such laws and regulations would not have a Material Adverse Effect, in each case, relating to the conduct of its business as conducted as of the date of the Prospectus; and

                      (vi) The Company and each Subsidiary (1) is in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (2) has received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their businesses and (3) is in compliance with all terms and conditions of any such permit, license or approval, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals are otherwise disclosed in the Prospectus or would not, singly or in the aggregate, have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

              Such counsel shall also include a statement in such opinion to the following effect: we have reviewed the Registration Statement and the Prospectus and participated in conferences with officers and other representatives of the Company and the Partnership and counsel for the Company and the Partnership at which the contents of the Registration Statement and related matters were discussed and on the basis of the foregoing:

                      (i) No facts have come to such counsel's attention which cause it to believe that the Registration Statement (excluding the financial statements and schedules and other financial and statistical data included or incorporated therein, as to which such counsel need express no belief), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and

                      (ii) No facts have come to such counsel's attention which cause it to believe that the Prospectus (excluding the financial statements and schedules and other financial and statistical data included or incorporated therein, as to which such counsel need express no belief), as of its date and the Closing Date contained an untrue statement of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         In rendering such opinions, such counsel may rely (A) as to matters involving the application of laws other than the laws of the United States and the State of Maryland, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Underwriters' counsel) of other counsel reasonably acceptable to the Underwriters' counsel, familiar with the applicable laws; (B) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Partnership and the Company and certificates or other written statements of officials of jurisdictions having custody of documents respecting the corporate existence or good standing of the Partnership and the Company. The opinion of such counsel for the Partnership and the Company shall state that the opinion of any such other counsel upon which they relied is in form satisfactory to such counsel and, in such counsel's opinion, the Underwriters and they are justified in relying thereon. With respect to the matters to be covered in the last paragraph of subparagraph (f) and subparagraph (h)(iv) above counsel may state their opinion and belief is based upon their participation in the preparation of the Registration Statement and the Prospectus and any amendment or supplement thereto but is without independent check or verification except as specified.

         The opinion of Goodwin, Procter & Hoar LLP described above shall be rendered to the Underwriters at the request of the Partnership and the Company and shall so state therein.

         (h) on the date hereof and on the Closing Date, Deloitte & Touche LLP, Arthur Andersen LLP and Reznick Fedder & Silverman shall have furnished to you letters, dated such date, in form and substance satisfactory to you, containing statements and information of the type customarily included in accountants "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus;

         (i) you shall have received on and as of the Closing Date an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Underwriters, with respect to the validity of the Indenture and the Securities, the Registration Statement, the Prospectus and other related matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

         (j) on or prior to the Closing Date, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives shall reasonably request; and

         (k) on or prior to the Closing Date, the Partnership shall have delivered to the Representatives an amendment to the Credit Agreement, dated November 18, 1996, by and among the Partnership, as borrower, and First Union National Bank of North Carolina, as agent and lender, and Wachovia Bank of North Carolina, N.A., as lender, (the "Credit Agreement"), amending the provisions of
Section 7.12 of the Credit Agreement, duly executed and delivered by the parties thereto in form and substance satisfactory to the Representatives and their counsel.

         7. The Partnership and the Company, jointly and severally, hereby agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including without limitation the legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Partnership and the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Underwriter furnished to the Partnership and/or the Company in writing by such Underwriter through the Representatives expressly for use therein; provided, however, that the foregoing indemnity with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter (or to the benefit of the person controlling such Underwriter) from whom the person asserting any such losses, claims, damages or liabilities purchased Securities if such untrue statement or omission or alleged untrue statement or omission made in such preliminary prospectus is eliminated or remedied in the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) and, if required by law, a copy of the Prospectus (as so amended or supplemented) shall not have been furnished to such person at or prior to the written confirmation of the sale of such Securities to such person.

         Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Partnership, the Company and its directors, each of the officers who sign the Registration Statement and each person who controls the Company or the Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Partnership and the Company to each Underwriter, but only with reference to information relating to such Underwriter furnished to the Partnership or the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any preliminary prospectus.

         If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "Indemnified Person") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Person") in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Underwriters and such control persons of Underwriters shall be designated in writing by the first of the named Representatives on
Schedule I hereto and any such separate firm for the Partnership or the Company, its directors, its officers who sign the Registration Statement and such control persons of the Partnership or the Company or authorized representatives shall be designated in writing by the Partnership or the Company. The Indemnifying
Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the third sentence of this paragraph, the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. However, if it is ultimately determined that an Indemnified Person was not entitled to indemnification hereunder, such Indemnified Person shall be responsible for repaying or reimbursing the Indemnifying Person for all amounts so paid or incurred by such Indemnifying Person pursuant to this paragraph. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

         If the indemnification provided for in the first and second paragraphs of this Section 7 is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Partnership and the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Partnership and the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Partnership and the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds from the offering of such Securities (before deducting expenses) received by the Partnership and the total underwriting discounts and the commissions received by the Underwriters bear to the aggregate public offering price of the Securities. The relative fault of the Partnership and the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Partnership or the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Partnership, the Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by PRO RATA allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 7 are several in proportion to the respective principal amount of the Securities set forth opposite their names in Schedule I hereto, and not joint.

         The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

         The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Partnership and the Company set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Partnership, the Company, its officers or directors or any other person controlling the Company and (iii) acceptance of and payment for any of the Securities.

         8. Notwithstanding anything herein contained, this Agreement may be terminated in the absolute discretion of the Representatives, by notice given to the Partnership and the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of or guaranteed by the Company or the Partnership shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Representatives, is material and adverse and which, in the judgment of the Representatives, makes it impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus.

         9. If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Securities which it or they have agreed to purchase under this Agreement, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Securities, the other Underwriters shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; PROVIDED that in no event shall the principal amount of Securities that any Underwriter has agreed to purchase pursuant to Section 1 be increased pursuant to this Section 9 by an amount in excess of one-tenth of such principal amount of Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Securities and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased, and arrangements satisfactory to you and the Partnership and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Partnership and the Company. In any such case either you or the Partnership shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         10. If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Partnership or the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Partnership or the Company shall be unable to perform their obligations under this Agreement or any condition of the Underwriters' obligations cannot be fulfilled, the Partnership and the Company agree to reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and expenses of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering of Securities.

         11. This Agreement shall inure to the benefit of and be binding upon the Partnership, the Company, the Underwriters, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

         12. Any action by the Underwriters hereunder may be taken by you jointly or by the first of the named Representatives set forth in Schedule I hereto alone on behalf of the Underwriters, and any such action taken by you jointly or by the first of the named Representatives set forth in Schedule I hereto alone shall be binding upon the Underwriters. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be given at the address set forth in Schedule II hereto. Notices to the Partnership and the Company shall be given to it at 212 South Tryon Street, Suite 500, Charlotte, North Carolina 28211, (telex:
(704) 333-8340); Attention: Mr. William F. Paulsen, President and Chief Executive Officer.

         13. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

         14. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws provisions thereof.

                                Very truly yours,

                                SUMMIT PROPERTIES PARTNERSHIP, L.P.

                                By: Summit Properties Inc., its general partner


                                By: /s/ Michael L. Schwarz
                                   -------------------------------
                                   Name: Michael L. Schwarz
                                   Title: Executive Vice President

                                SUMMIT PROPERTIES INC.


                                By: /s/ Michael L. Schwarz
                                   -------------------------------
                                   Name: Michael L. Schwarz
                                   Title: Executive Vice President


Accepted: August 7, 1997

J.P. MORGAN SECURITIES INC.
MERRILL LYNCH, PIERCE,
    FENNER & SMITH INCORPORATED
MORGAN STANLEY & CO. INCORPORATED
FIRST UNION CAPITAL MARKETS CORP.

Acting severally on behalf of themselves and the several
Underwriters listed in Schedule II hereto.

By:  J.P. MORGAN SECURITIES INC.


By: /s/ Keysha Bailey
   ------------------------------
   Name: Keysha Bailey
   Title: Vice President

                                                                      SCHEDULE I


Representatives:            J.P. Morgan Securities Inc., Merrill Lynch, Pierce,
                            Fenner & Smith Incorporated, Morgan Stanley & Co.
                            Incorporated, First Union Capital Markets Corp.


Underwriting Agreement
 dated:                     August 7, 1997


Registration Statement
 No.:                       333-25575


Title of Securities:        6.80% Notes Due 2002 (the "2002 Notes"), 6.95%
                            Notes due 2004 (the "2004 Notes") and 7.20% Notes
                            Due 2007 (the "2007 Notes" and, together with the
                            2002 Notes and the 2004 Notes, the "Securities")


Aggregate principal
amount:                     $25,000,000 of 2002 Notes, $50,000,000 of 2004 Notes
                            and $50,000,000 of 2007 Notes


Price to Public:            99.940% of the principal amount of the 2002 Notes,
                            99.764% of the principal amount of the 2004 Notes and 99.830% principal amount of the 2007 Notes, plus accrued interest, if any, from August 12, 1997

Indenture:                  Indenture dated as of August 7, 1997 and the
                            Supplemental Indenture to be dated as of August 12, 1997, both between the Partnership and First Union
                            National Bank as Trustee

Maturity:                   August 15, 2002 with respect to the 2002 Notes,
                            August 15, 2004 with respect to the 2004 Notes and August 15, 2007 with respect to the 2007 Notes

Interest Rate:              6.80% with respect to the 2002 Notes, 6.95% with
                            respect to the 2004 Notes and 7.20% with respect to the 2007 Notes


Interest Payment Dates:     February 15 and August 15, commencing
                            February 15, 1998


Optional Redemption
Provisions:                 The Securities are redeemable at any time at the
                            option of the Partnership, in whole or in part, at a redemption price equal to the sum of (i) the principal amount of the Securities being redeemed plus accrued interest thereon to the redemption date and (ii) the Make-Whole Amount (as defined in the Prospectus Supplement relating to the Securities dated August 7, 1998), if any


Sinking Fund Provisions:    None


Closing Date and
Time of Delivery:           The Closing will be held at 10:00 a.m. (E.S.T.) on
                            August 12, 1997, with the Securities being delivered through the book-entry facilities of The Depository
                            Trust Company ("DTC") and made available for checking by DTC and the Trustee at least 24 hours prior to the Closing Date


Closing Location:           Skadden, Arps, Slate, Meagher & Flom LLP
                            919 Third Avenue
                            New York, NY 10022

Address for Notices
 to Underwriters:             c/o    J.P. Morgan Securities Inc.
                                     60 Wall Street
                                     New York, New York  10260

                                                                     SCHEDULE II


                                                    Principal Amount
                                              of Securities to be Purchased
                                              -----------------------------
Underwriter                                 2002          2004          2007
-----------                                 ----          ----          ----
J.P. Morgan Securities Inc. ..........   $16,250,000   $32,500,000   $32,500,000
Merrill Lynch & Co. Inc. .............     3,750,000     7,500,000     7,500,000
Morgan Stanley & Co. Incorporated ....     3,750,000     7,500,000     7,500,000
First Union Capital Markets ..........     1,250,000     2,500,000     2,500,000
                                         -----------   -----------   -----------
                  Total ..............   $25,000,000   $50,000,000   $50,000,000
                                         ===========   ===========   ===========

                                                                    SCHEDULE III


                             Foreign Qualifications

COMPANY                         STATE OF ORGANIZATION       STATES OF FOREIGN
                                                            QUALIFICATION
--------------------------------------------------------------------------------
Summit Properties Inc.          -      Maryland             -     Alabama
                                                            -     Florida
                                                            -     Georgia
                                                            -     Indiana
                                                            -     North Carolina
                                                            -     Ohio
                                                            -     Pennsylvania
                                                            -     South Carolina
                                                            -     Tennessee
                                                            -     Virginia
--------------------------------------------------------------------------------
Summit Properties               -      Delaware             -     Alabama
Partnership, L.P.                                           -     Florida
                                                            -     Georgia
                                                            -     Indiana
                                                            -     Maryland
                                                            -     North Carolina
                                                            -     Ohio
                                                            -     Pennsylvania
                                                            -     South Carolina
                                                            -     Tennessee
                                                            -     Virginia
--------------------------------------------------------------------------------


                                      III-1

COMPANY                         STATE OF ORGANIZATION       STATES OF FOREIGN
                                                            QUALIFICATION
--------------------------------------------------------------------------------
Summit Management               -      Maryland             -     Alabama
Company                                                     -     Delaware
                                                            -     Florida
                                                            -     Georgia
                                                            -     Indiana
                                                            -     North Carolina
                                                            -     Ohio
                                                            -     Pennsylvania
                                                            -     South Carolina
                                                            -     Tennessee
                                                            -     Virginia
--------------------------------------------------------------------------------
Summit Apartment                -      Florida              -     North Carolina
Builders, Inc.
--------------------------------------------------------------------------------


                                      III-2

                                                                     SCHEDULE IV


                               Material Contracts


1. Articles of Incorporation of Summit Management Company. (Incorporated by reference to Exhibit 10.3 to the Annual Report on Form 10-K of Summit Properties Inc. for the fiscal year ended December 31, 1993, File No. 001-12792.)

2.       Bylaws of Summit Management Company. (Incorporated by reference to
         Exhibit 10.4 to the Annual Report on Form 10-K of Summit Properties Inc. for the fiscal year ended December 31, 1993, File No. 001-12792.)

3. Indemnification Agreement, dated January 29, 1994, among Summit Properties Inc., Summit Properties Partnership, L.P. and the individuals named therein. (Incorporated by reference to Exhibit 10.16 to the Annual Report on Form 10-K of Summit Properties Inc. for the fiscal year ended December 31, 1993, File No. 001-12792.)

4. Lock-Up Agreement, dated February 8, 1994, between Summit Properties Inc., Morgan Stanley & Co. Incorporated, Prudential Securities Incorporated, The Robinson-Humphrey Company, Inc., Interstate/Johnson Lane Corporation, Morgan Stanley International, Prudential-Bache Securities, The Robinson-Humphrey Company, Inc. and Interstate/Johnson Lane Corporation and the shareholders named therein. (Incorporated by reference to Exhibit 10.20 to the Annual Report on Form 10-K of Summit Properties Inc. for the fiscal year ended December 31, 1993, File No. 001-12792.)

5. Waiver of Rescission Rights and Contribution Agreement, dated January 18, 1994, between Summit Properties Inc. and Street Real Estate Company. (Incorporated by reference to Exhibit 10.23 to the Registration Statement on Form S-11 of Summit Properties Inc., Registration No. 33-90706.)

6. Omnibus Option Agreement, dated as of December 1, 1993, among Summit Properties and the Grantors named therein. (Incorporated by reference to Exhibit 10.14 to the Annual Report on Form 10-K of Summit Properties Inc. for the fiscal year ended December 31, 1993, File No. 001-12792.)

7. Assignment, Assumption and Option Agreement for Henderson Place/McGuire Partners Limited Partnership, dated February 8, 1994, between Summit Properties Partnership, L.P. and the grantors named therein. (Incorporated by reference to Exhibit 10.21 to the Annual Report on Form 10-K of Summit Properties Inc. for the fiscal year ended December 31, 1993, File No. 001-12792.)

8. Option Agreement, dated January 19, 1994, between Summit Properties Partnership, L.P. and LMES Limited Partnership. (Incorporated by reference to Exhibit 10.22 to the Annual Report on Form 10-K of Summit Properties Inc. for the fiscal year ended December 31, 1993, File No. 001-12792.)

9. Form of Option and Transfer Agreement, among Summit Management Company, William F. Paulsen and Summit Properties Partnership, L.P. (Incorporated by reference to Exhibit 10.6 to the Registration Statement on Form S-11 of Summit Properties Inc., Registration No. 33-90706.)

10. Summit Properties Inc. 1994 Stock Option and Incentive Plan. (Incorporated by reference to Exhibit 10.6 to the Registration Statement on Form S-11 of Summit Properties Inc., Registration No. 33-90706.)

11. Summit Properties Inc. 1996 Non-Qualified Employee Stock Purchase Plan. (Incorporated by reference to Exhibit 10.5 to the Registration Statement of Form S-8, of Summit Properties Inc., Registration No. 333-00078.)

12. Employment Agreement between Summit Properties Inc. and William F. Paulsen. (Incorporated by reference to Exhibit 10.7 to the Registration Statement on Form S-11 of Summit Properties Inc., Registration No. 33-90706.)

13. Employment Agreement between Summit Properties Inc. and William B. McGuire, Jr. (Incorporated by reference to Exhibit 10.8 to the Registration Statement on Form S-11 of Summit Properties Inc., Registration No. 33-90706.)

14. Employment Agreement between Summit Properties Inc. and Raymond V. Jones. (Incorporated by reference to Exhibit 10.9 to the Registration Statement on Form S-11 of Summit Properties Inc., Registration No. 33-90706.)

15. Employment Agreement between Summit Properties Inc. and David F. Tufaro. (Incorporated by reference to Exhibit 10.11 to the Registration Statement on Form S-11 of Summit Properties Inc., Registration No. 33-90706.)

16. Employment Agreement between Summit Properties Inc. and John C. Moore. (Incorporated by reference to Exhibit 10.12 to the Registration Statement on Form S-11 of Summit Properties Inc., Registration No. 33-90706.)

17. Employment Agreement between Summit Properties Inc. and Michael G. Malone. (Incorporated by reference to Exhibit 10.12.1 to the Registration Statement on Form S-11 of Summit Properties Inc., Registration No. 33-90706.)

18. Employment Agreement between Summit Properties Inc. and Keith L. Downey. (Incorporated by reference to Exhibit 10.12.3 to the Annual Report on Form 10-K of Summit Properties Inc. for the fiscal year ended December 31, 1993, File No. 001-12792.)

19. Employment Agreement between Summit Properties Inc. and Christopher A. Hughes. (Incorporated by reference to Exhibit 10.12.4 to the Annual Report on Form 10-K of Summit Properties Inc. for the fiscal year ended December 31, 1993, File No. 001-12792.)

20. Employment Agreement between Summit Properties Inc. and William B. Hamilton. (Incorporated by reference to Exhibit 10.36 to the Annual Report on Form 10-K of Summit Properties Inc. for the fiscal year ended December 31, 1996, file No. 001-12792.)

21. Noncompetition Agreement between Summit Properties Inc. and William F. Paulsen. (Incorporated by reference to Exhibit 10.24 to the Registration Statement on Form S-11 of Summit Properties Inc., Registration No. 33-90706.)

22. Noncompetition Agreement between Summit Properties Inc. and William B. McGuire, Jr. (Incorporated by reference to Exhibit 10.25 to the Registration Statement on Form S-11 of Summit Properties Inc., Registration No. 33-90706.)

23. Noncompetition Agreement between Summit Properties Inc. and Raymond V. Jones. (Incorporated by reference to Exhibit 10.26 to the Registration Statement on Form S-11 of Summit Properties Inc., Registration No. 33-90706.)

24. Noncompetition Agreement between Summit Properties Inc. and Keith H. Kuhlman. (Incorporated by reference to Exhibit 10.27 to the Registration Statement on Form S-11 of Summit Properties Inc., Registration No. 33-90706.)

25. Noncompetition Agreement between summit Properties Inc. and David F. Tufaro. (Incorporated by reference to Exhibit 10.28 to the Registration Statement on Form S-11 of Summit Properties Inc., Registration No. 33-90706.)

26. Noncompetition Agreement between Summit Properties Inc. and John T. Gray. (Incorporated by reference to Exhibit 10.29 to the Registration Statement on Form S-11 of Summit Properties Inc., Registration No. 33-90706.)

27. Noncompetition Agreement between Summit Properties Inc. and John C. Moore. (Incorporated by reference to Exhibit 10.30 to the Registration Statement on Form S-11 of Summit Properties Inc., Registration No. 33-90706.)

28. Noncompetition Agreement between Summit Properties Inc. and Michael G. Malone. (Incorporated by reference to Exhibit 10.31 to the Registration Statement on Form S-11 of Summit Properties Inc., Registration No. 33-90706.)

29. Noncompetition Agreement between Summit Properties Inc. and William B. Hamilton. (Incorporated by reference to Exhibit 10.37 to the Annual Report on Form 10-K of Summit Properties Inc. for the fiscal year ended December 31, 1996, file No. 001-12792.)

30. Form of Agreement to Purchase Partnership Interests. (Incorporated by reference to Exhibit 10.13 to the Registration Statement on Form S-11 of Summit Properties Inc., Registration No. 33-90706.)

31. Acquisition Agreement, dated December 29, 1993, between Stony Point Limited Partnership and Summit Management Company. (Incorporated by reference to Exhibit 10.15 to the Registration Statement on Form S-11 of Summit Properties Inc., Registration No. 33-90706.)

32. $2,500,000 Promissory Note, dated February 15, 1994 and maturing on February 15, 2004, from Summit Management Company to Old Summit Management Company. (Incorporated by reference to Exhibit 10.17 to the Annual Report on

         Form 10-K of Summit Properties Inc. for the fiscal year ended December 31, 1993, File No. 001-12792.)

33. $125,000,000 Promissory Note, dated February 15, 1994 and maturing on February 15, 2001, from Summit Properties Inc. to Northwestern Mutual Life Insurance Company. (Incorporated by reference to Exhibit 10.18.1 to the Annual Report on Form 10-K of Summit Properties Inc. for the fiscal year ended December 31, 1993, File No. 001-12792.)

34. Mortgage and Security Agreement and Financing Statement, dated February 15, 1994, between Summit Properties Inc. and Northwestern Mutual Life Insurance Company. (Incorporated by reference to Exhibit 10.18.2 to the Annual Report on Form 10-K of Summit Properties Inc. for the fiscal year ended December 31, 1993, File No. 001-12792.)

35. $31,000,000 Loan Agreement, dated July 31, 1996, between Summit Properties Partnership, L.P. and Wachovia Bank of North Carolina, N.A. (Incorporated by reference to Exhibit 10.34 to the Quarterly Report on Form 10-Q of Summit Properties Inc. for the fiscal quarter ended September 30, 1996, File No. 001-12792.)

36. $150,000,000 Credit Agreement, dated November 18, 1996, among Summit Properties Partnership, L.P., First Union National Bank of North Carolina and Wachovia Bank of North Carolina, N.A. (Incorporated by reference to Exhibit 10.35 to the Annual Report on Form 10-K of Summit Properties Inc. for the fiscal year ended December 31, 1996, file No. 001-12792.)

37. Registration Rights Agreement, dated December 11, 1995, between Summit Properties Inc. and Bissell Ballantyne, LLC. (Incorporated by reference to Exhibit 10.2 to the Registration Statement on Form S-3 of Summit Properties Inc., Registration No. 333-24669.)

38. Registration Rights Agreement, dated January 10, 1996, among Summit Properties Inc., Joseph H. Call and Gary S. Cangelosi. (Incorporated by reference to Exhibit 10.2 to the Registration Statement on Form S-3 of Summit Properties Inc., Registration No. 333-24669.)

39. Registration Rights Agreement, dated February 20, 1997, among Summit Properties Inc., The Northwestern Mutual Life Insurance Company, J. Ronald Terwelleger, J. Ronald Terwilliger Grantor Trust, Crow Residential Realty Investors, L.P., Douglas A. Hoeksema, Randy J. Pace, Clifford A. Breining, TCF Residential Partnership, Ltd. and Trammell S. Crow. (Incorporated by reference to Exhibit 10.2 to the Registration Statement on Form S-3 of Summit Properties Inc., Registration No. 333-24669.)

40. Registration Rights Agreement, dated February 8, 1994, between Summit Properties Inc. and the Continuing Investors named therein. (Incorporated by reference to Exhibit 10.2 to the Annual Report on Form 10-K of Summit Properties Inc. for the fiscal year ended December 31, 1993, File No. 001-12792.)

41. Agreement to Contribute between Summit Properties Partnership L.P., Summit Properties Inc., listed owners and Crossland Partnerships (as listed), dated February 13, 1995. (Incorporated by reference to Exhibit
         2.1 to the Current Report on Form 8-K of Summit Properties Inc., dated May 17, 1995, File No. 001-12792).

42. Registration Rights Agreement between Summit Properties Inc. and listed recipients of Summit Properties Partnership L.P. units, dated May 16, 1995, entered into in connection with Summit Properties Inc. acquisition of 14 Apartment Projects.

43. Underwriting Agreement, between Summit Properties Inc. and Morgan Stanley, dated February 8, 1994, entered into in connection with the initial public offering of common stock of Summit Properties Inc.

44. Underwriting Agreement between Summit Properties Inc. and Merrill Lynch, dated August 1, 1996, entered into in connection with the shelf registration of common and preferred stock of Summit Properties Inc.

                                                                      SCHEDULE V


         List of all of the attorneys at Goodwin, Procter & Hoar LLP who are currently working on matters for the Company or any of its Subsidiaries.

Stephen W. Carr, P.C.
Edward L. Glazer, P.C.
Gilbert G. Menna, P.C.
David W. Watson
Stephen G. Charkoudian
Diana T. McKearney
Linda Ratnik-Tamm
Jennifer H. Weiss

                                                                     SCHEDULE VI


         List of all of the attorneys at Kennedy Covington Lobdell & Hickman which are currently working on matters for the Company or any of its Subsidiaries.

David H. Jones
William C. Livingston
Maynard E. Tipps
Raymond E. Owens
Alice C. Richey
Joseph W. Moss
John Nicholas Suhr, Jr.
John H. Culver, III
Felicia A. Washington
Alan H. Peterson
Michael R. Thornton